CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vestcom International, Inc.

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-35027).


                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 31, 1998